EXHIBIT 23.1

                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Non-Qualified Stock Option Plan of NPC International, Inc. of our reports dated May 2, 1994 with respect to the consolidated financial statements of NPC International, Inc. (formerly National Pizza Company) incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended March 29, 1994 and the related financial statement schedules included therein, filed with the Securities & Exchange Commission.

                                           ERNST & YOUNG, L.L.P.

Kansas City, Missiouri
November 9, 1994